Exhibit 23.21

Securities & Exchange Commission,
Washington, D.C.

AUTHOR’S CONSENT

I, RICHARD T. HEARD, of 10881 Sunshine Coast Highway, Halfmoon Bay, British Columbia, do hereby consent to the use in this registration statement of Sterling Group Ventures, Inc. on Form SB-2 of my Geological Report On The Bell 1-4 Mineral Claims dated May 31, 2002, appearing in the prospectus, which is part of this Registration Statement. I also consent to the reference to me under the heading “Experts” in such prospectus.

/s/     R.T. Heard

R.T. Heard, P. Eng.
10881 Sunshine Coast Highway,
Halfmoon Bay, B.C.
August 31, 2002